BY-LAWS
OF
OLD MUTUAL FUNDS III,
a Delaware Statutory Trust (the "Trust")
Adopted effective February 20, 2008
Capitalized terms not specifically defined herein
shall have the meanings ascribed to them in the Trust's
Agreement and Declaration of Trust (the "Trust Agreement").
ARTICLE I
OFFICES
      Section 1.	Registered Office.  The registered office in the
State of Delaware shall be as stated in the Certificate of Trust of the
Trust or at such other location in the State of Delaware to which the registered office shall be changed by action of the Trustees.
      Section 2.	Other Offices.  The Trust may also have offices at
such other places, both within and without the State of Delaware, as the Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
TRUSTEES
      Section 1.	Meetings of the Trustees.  The Trustees of the
Trust may hold meetings, both regular and special, either within or without the State of Delaware.  Meetings of the Trustees may be called orally or in writing by the Chairman of the Trust or by any two Trustees.
      Section 2.	Regular Meetings.  Regular meetings of the Board
of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.
      Section 3.	Notice of Meetings.  Notice of the time, date, and
place of all meetings of the Trustees shall be given to each Trustee (a) by a nationally recognized overnight delivery service, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or (b) in person at another meeting of the Trustees or (c) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting.  Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.
      Section 4.	Quorum.  At all meetings of the Trustees, one-
third of the Trustees then in office (but in no event less than two
Trustees) shall constitute a quorum for the transaction of business, and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Trust
Agreement or these By-Laws.  If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
      Section 5.	Chairman of the Board.  The Chairman of the
Board, if any, shall be selected from among the Trustees.  The Chairman of the Board, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chairman of the Board is present. The
Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Trustees.  Unless otherwise prohibited by law, the Chairman of the Board may be either an "interested person" as defined in section 2(a)(19) of the Investment Company Act of 1940 (the
"1940 Act"), or a Trustee who is not an interested person. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the remaining Trustees shall select from among them a presiding Trustee, who shall preside at all meetings of the Shareholders and the Board of Trustees.
      Section 6.	Designation, Powers, and Names of Committees.
            (a)	The Board of Trustees shall initially have the
following three committees: (i) an Audit Committee; (ii) a Governance and Nominating Committee; (iii) an Investments Committee; and (iv) a
Service Provider Review Committee.  Each such Committee shall consist of two or more of the Trustees of the Trust and the Board may designate one or more Trustees as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of such Committee; provided, however, that under no circumstances shall a member of the Audit Committee or the Governance and Nominating
Committee be an "interested person," as such term is defined in the 1940
Act, of the Trust.  The Board shall designate the powers and duties of each such Committee and may terminate any such Committee by an amendment to these By-Laws.
             (b)	The Board of Trustees may, by resolution passed
by a majority of the whole Board, designate one or more additional committees, each committee to consist of two or more of the Trustees of the Trust.  The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  Each committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees.
      Section 7.	Minutes of Committee.  Each committee shall
keep regular minutes of its meetings and report the same to the Board of Trustees when required.
      Section 8.	Advisory Trustees.  The Board of Trustees may,
by resolution passed by a majority of the whole Board, elect an Advisory Trustee(s). Each person serving as an Advisory Trustee shall be a non-
voting member of the Board; may receive compensation in an amount determined by resolution passed by a majority of the whole Board; and
may be designated to serve on one or more committees of the Board in an advisory, non-voting capacity. An Advisory Trustee is subject to the Trust's Retirement Policy. An Advisory Trustee may not serve as
Chairman of the Board or of any committee of the Board.  Unless otherwise noted in these By-Laws or elsewhere, any policies of the
Board relating to the Trustees shall apply equally to any Advisory
Trustee.  For purposes of these By-Laws, any reference to "Trustee"
includes any Advisory Trustee acting in such capacity.
ARTICLE III
OFFICERS
      Section 1.	Executive Officers.  The executive officers of the
Trust shall be elected by the Board of Trustees.  The executive officers shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed.  The Board of
Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the
Board may determine.  The Board of Trustees may fill any vacancy which may occur in any office.  Any two offices, except for those of
President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.
      Section 2.	Term of Office.  Unless otherwise specifically
determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees.  If the Board of Trustees in its
judgment finds that the best interests of the Trust will be served, the
Board of Trustees may remove any officer of the Trust at any time, with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer.
Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President.
Unless otherwise specified therein, such resignation shall take effect upon delivery.
      Section 3.	President.  The President shall be the chief
executive officer of the Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust.
      Section 4.	Vice Presidents.  One or more Vice Presidents
shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the President. In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve upon the Vice Presidents in the order of their election.
      Section 5.	Secretary.  The Secretary shall (a) have custody of
the seal of the Trust; (b) attend meetings of the Shareholders, the Board of Trustees, and any committees of Trustees and keep the minutes of such meetings of Shareholders, the Board of Trustees and any committees thereof, and (c) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees. The Secretary shall also keep or cause to be kept a
Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Shareholders of the Trust, showing their places of residence, the number and series and class of any Shares held by them, respectively, and the dates when they became the record owners thereof.  The
Secretary may delegate any of the foregoing responsibilities to an
Assistant Secretary, if any, or other officer of the Trust that accepts such delegation.
      Section 6.	Treasurer.  The Treasurer shall have the care and
custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these By-Laws or the Board of Trustees may determine.  The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.
      Section 7.	Assistant Officers.  Assistant officers, which may
include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may determine.
      Section 8.	Surety Bond.  The Trustees may require any
officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the
"Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.
      Section 9.	Authorized Signatories.  Unless a specific officer
is otherwise designated in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the
President, any Vice President, the Secretary or any Assistant Secretary. Unless a specific officer is otherwise designated in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the President, any
Vice President, the Secretary, any Assistant Secretary, or the Treasurer.
ARTICLE IV
MEETINGS OF SHAREHOLDERS
      Section 1.	Purpose.  All meetings of the Shareholders shall
be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose.
Meetings of Shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized attorney in fact. A Shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication.
Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
      Section 2.	Nomination of Trustees.  For so long as the Trust
is required to do so by applicable law or regulation, the nomination of all Trustees shall be made by the Trustees who are not "interested persons"
of the Trust (as defined in Section 2(a)(19) of the 1940 Act).  The Trust may delegate the duty to nominate Trustees to the Governance and
Nominating Committee.  Any Shareholder may submit names of
individuals to be considered by the Governance and Nominating
Committee or the Board of Trustees, as applicable, for election as trustees of the Trust, provided, however, (a) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (b) that the Governance and
Nominating Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.
      Section 3.	Election of Trustees.  All meetings of
Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the
Trustees and stated in the notice of the meeting, at which the
Shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.
      Section 4.	Notice of Meetings.  Written notice of any
meeting stating the place, date, and hour of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in accordance with
Article V hereof.
      Section 5.	Special Meetings.  Special meetings of the
Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Trust Agreement, may be called by a majority of the Trustees; provided, however, that the Trustees shall promptly call a meeting of the Shareholders solely for the purpose of removing one or more Trustees, when requested in writing to do so by the record holders of not less than ten percent of the Outstanding Shares of the Trust.
      Section 6.	Notice of Special Meeting.  Written notice of a
special meeting of Shareholders stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each Shareholder entitled to vote at such meeting.
      Section 7.	Conduct of Special Meeting.  Business transacted
at any special meeting of Shareholders shall be limited to the purpose stated in the notice and any adjournment of such special meeting shall be limited to such stated purpose.
      Section 8.	Quorum.  The holders of one-third of the
Outstanding Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Trust Agreement.  Notwithstanding the preceding sentence, with respect to any matter which by applicable law or by the Trust Agreement requires the separate approval of one or more Classes or Portfolios, the holders of one-third of the Outstanding
Shares of each such Class or Portfolio (or of such Classes or Portfolios voting together as a single class) entitled to vote on the matter shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the vote of the holders of a majority of Shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
      Section 9.	Organization of Meetings.
            (a)	The meetings of the Shareholders shall be
presided over by the President, or if the President shall not be present by a Vice President, or if no Vice President is present, by a chairman appointed for such purpose by the President or, if not so appointed, by a chairman appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an
Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.
            (b)	The Board of Trustees of the Trust shall be
entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient.
Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants;
and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the
Board of Trustees or the chairman of the meeting determines that meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      Section 10.	Voting Standard.  When a quorum is present at
any meeting, the vote of the holders of a majority of the Shares cast shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Trust
Agreement, these By-Laws, or applicable contract, a different vote is required, in which case such express provision shall govern and control the decision of such question.
      Section 11.	Voting Procedure.  Subject to the terms of the
Trust Agreement, each whole Share shall be entitled to one vote, and each fractional Share shall be entitled to a proportionate fractional vote.
On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the
Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of such
Portfolios (or Classes) shall be entitled to vote thereon.
      Section 12.	Action Without Meeting.  Unless otherwise
provided in the Trust Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.
Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.
      Section 13.	Broker Non-Votes.  At any meeting of
Shareholders the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting.
Broker non-votes will not count as votes cast for or against any proposals.
      Section 14.	Abstentions.  At any meeting of Shareholders, the
Trust will consider abstentions as present for purposes of determining whether a quorum is present at the meeting.  Abstentions will not count as votes cast for or against any proposals.
      Section 15.	Record Date.  The Board of Trustees may set a
record date for the purpose of making any proper determination with respect to Shareholders, including, but not limited to, which
Shareholders are entitled to notice of a meeting or to vote at a meeting.
The record date may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the action requiring the determination will be taken.
      Section 16.	Adjournments.  A meeting of Shareholders
convened on the date for which it was called may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original record date.  A meeting of Shareholders may not be adjourned for more than 120 days after the original record date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date.
ARTICLE V
NOTICES
      Section 1.	Methods of Giving Notice.  Whenever, under the
provisions of applicable law or of the Trust Agreement or of these By-
Laws, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Notice to Trustees or members of a committee may also be given by telex, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee shall be deemed to be given upon transmittal; if sent by electronic-mail, notice to a Trustee or member of a committee shall be deemed to be given and shall be presumed valid when the Trust's electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee shall be deemed to be given when delivered.
            Subject to the 1940 Act and the Securities Exchange Act
of 1934, as amended (the "Exchange Act"), without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust under any provision of law or of the Trust Agreement or of these By-Laws shall be effective if given by a form of electronic transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Trust. Any such consent shall be deemed revoked if (i) the Trust is unable to deliver by electronic transmission two consecutive notices given by the Trust in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the Trust, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant hereto shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Shareholder. An affidavit of the secretary or an assistant secretary or other agent of the Trust that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
            For purposes of these By-Laws, the term "electronic
transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, or as otherwise provided by the Delaware Statutory
Trust Act.
      Section 2.	Annual Meeting Notice Requirements For
Nominations And Proposals 			By Shareholders.
            (a)	For nominations or other business to be properly
brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the
Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. Such Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief  description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii)
as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Shareholder, as they appear on the Trust's books,  and of such beneficial owner and (B) the number of shares of each Class of
Shares of the Portfolio which are owned beneficially and of record by such Shareholder and such beneficial owner.
            (b)	Notwithstanding anything in the second sentence
of paragraph (a) of this Section 2 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of
Trustees at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.
      Section 3.	Special Meeting Notice Requirements For
Nominations and Proposals By Shareholders.  Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (a) pursuant to the Trust's notice of meeting, (b) by or at the direction of the Board of Trustees or (c) provided that the Board of
Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in Section 2(a) of this
Article V and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in
Section 2(a) of this Article V. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 2(a) shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.
      Section 4.	Written Waiver.  Whenever any notice is required
to be given under the provisions of applicable law or of the Trust
Agreement or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
CERTIFICATES OF SHARES
      Section 1.	Issuance.  The Trust may, in its sole discretion,
issue a certificate to any Shareholder, signed by, or in the name of the
Trust by, the President or any Vice President, certifying the number of
Shares owned by him, her or it in a Class or Portfolio of the Trust. No Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.
      Section 2.	Countersignature.  Where a certificate is
countersigned (1) by a transfer agent other than the Trust or its employee, or (2) by a registrar other than the Trust or its employee, the signature of the President or any Vice President may be a facsimile.
      Section 3.	Lost Certificates.  The Board of Trustees may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed.
When authorizing such issue of a new certificate or certificates, the
Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.
      Section 4.	Transfer of Shares.  The Trustees shall make such
rules as they consider appropriate for the transfer of Shares and similar matters. To the extent certificates are issued in accordance with
Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
      Section 5.	Fixing Record Date.  In order that the Trustees
may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of beneficial interests or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the date of such meeting, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by Shareholder consent in writing without a meeting, nor more than ninety days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of
Trustees may fix a new record date for the adjourned meeting.
      Section 6.	Registered Shareholders.  The Trust shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof.
ARTICLE VII
GENERAL PROVISIONS
      Section 1.	Seal.  The business seal shall have inscribed
thereon the name of the statutory trust, the year of its organization and the word "Business Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.  Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.
      Section 2.	Severability.  The provisions of these By-Laws are
severable.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.
      Section 3.	Headings.  Headings are placed in these By-Laws
for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.
ARTICLE VIII
INDEMNIFICATION
      Section 1.	Indemnification.  For the purpose of this Section
1, "Trust" includes any domestic or foreign predecessor entity of this
Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Section 1.
            (a)	The Trust shall indemnify any person who was or
is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by such person in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (i) in the case of conduct in his official capacity as a Covered Person, that his conduct was in the Trust's best interests and (ii) in all other cases, that his conduct was at least not opposed to the Trust's best interests and (iii) in the case of a criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.  The termination of any proceeding by judgment, order or settlement shall not, of itself, create a presumption that the person did not meet the requisite standard of conduct set forth in this Section 1. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct set forth in this Section 1.
            (b)	The Trust shall indemnify any person who was or
is a party or is threatened to be made a party to any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if that person acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
            (c)	Notwithstanding any provision to the contrary
contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person's office with the Trust.
      Section 2.	Advance Payments of Indemnifiable Expenses.
To the maximum extent permitted by law, the Trust or applicable
Portfolio may advance to a Covered Person, in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding, expenses for which the Covered Person would ultimately be entitled to indemnification; provided that the Trust or applicable
Portfolio has received an undertaking by or on behalf of such Covered
Person that such amount will be paid over by him to the Trust or applicable Portfolio if it is ultimately determined that he is not entitled to indemnification for such expenses, and further provided that (a) such
Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust nor parties to the matter, or independent legal counsel in a written opinion shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification for such expenses.
ARTICLE IX
AMENDMENTS
      Section 1.	Amendments.  These By-Laws may be altered or
repealed by the Trustees without the vote or approval of the Shareholders at any regular or special meeting of the Board of Trustees without prior notice. These By-Laws may also be altered or repealed by the Shareholders at any special meeting of the Shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the Shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.






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